Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-276445) on Form S-1 of GRIID Infrastructure Inc. of our report dated April 15, 2024 relating to the consolidated financial statements of GRIID Infrastructure Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Austin, Texas

April 16, 2024